                                                             EXHIBIT 3.2








                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 UNI-MARTS, INC.

                             A Delaware Corporation

                                TABLE OF CONTENTS
                                                                        PAGE


ARTICLE I - Offices........................................................1

   Section 1:     Registered Office........................................1
   Section 2:     Additional Offices.......................................1

ARTICLE II - Meetings of Stockholders......................................1

   Section 1:     Place of Meeting.........................................1
   Section 2:     Annual Meetings..........................................1
   Section 3:     Notice of Annual Meeting.................................2
   Section 4:     List of Stockholders.....................................2
   Section 5:     Special Meetings.........................................2
   Section 6:     Notice of Special Meetings...............................2
   Section 7:     Business at Special Meetings.............................2
   Section 8:     Quorum...................................................3
   Section 9:     Voting...................................................3
   Section 10:    Proxies..................................................3
   Section 11:    Action by Written Consent................................4

ARTICLE III - Directors....................................................4

   Section 1:     Number and Term..........................................4
   Section 2:     Removal; Vacancies.......................................4
   Section 3:     Powers...................................................5
   Section 4:     Place of Meetings; Telephone Meetings....................5
   Section 5:     First Meeting............................................5
   Section 6:     Regular Meetings.........................................5
   Section 7:     Special Meetings.........................................5
   Section 8:     Quorum...................................................5
   Section 9:     Action by Written Consent................................6
   Section 10:    Committees...............................................6
   Section 11:    Minutes of Committees....................................7
   Section 12:    Compensation.............................................7
   Section 13:    Conflict of Interest.....................................7
   Section 14:    Nominations..............................................8

ARTICLE IV - Notices.......................................................8

   Section 1:     Notice...................................................8
   Section 2:     Notice by Electronic Transmission........................8
   Section 3:     Waiver of Notice.........................................9

ARTICLE V - Officers.......................................................9

   Section 1:     Officers.................................................9
   Section 2:     Additional Officers......................................9

   Section 3:     Compensation............................................10
   Section 4:     Term of Office; Removal; Vacancies......................10
   Section 5:     Duties of Officers......................................10

ARTICLE VI - Certificates of Stock........................................11

   Section 1:     Certificates............................................11
   Section 2:     Signatures..............................................12
   Section 3:     Lost, Stolen or Destroyed Certificates..................12
   Section 4:     Transfer of Stock.......................................12
   Section 5:     Record Date.............................................12
   Section 6:     Registered Stockholders.................................13

ARTICLE VII - General Provisions..........................................13

   Section 1:     Dividends...............................................13
   Section 2:     Reserves................................................13
   Section 3:     Annual Statement........................................13
   Section 4:     Checks..................................................14
   Section 5:     Fiscal Year.............................................14
   Section 6:     Seal....................................................14
   Section 7:     Contracts...............................................14
   Section 8:     Voting of Corporation's Securities......................14

ARTICLE VIII - Amendments.................................................15

   Section 1:     Procedure...............................................15

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                                 UNI-MARTS INC.

                             A Delaware Corporation


                                    ARTICLE I

                                     Offices

Section 1:        Registered Office.
                  -----------------

         The registered office shall be 1013 Centre Road, Wilmington, Delaware.

Section 2:        Additional Offices.
                  ------------------

         The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

Section 1:        Place of Meeting.
                  ----------------

         All meetings of the stockholders for the election of directors shall be held in the borough of State College, Commonwealth of Pennsylvania, or at such other place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as such is stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2:        Annual Meetings.
                  ---------------

         Annual meetings of stockholders shall be held at such time and place as may be specified in the notice thereof, at which they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3:        Notice of Annual Meeting.
                  ------------------------

         Unless otherwise required by law, written notice of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4:        List of Stockholders.
                  --------------------

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a location within the borough of State College where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and subject to the inspection of any stockholder who is present.

Section 5:        Special Meetings.*
                  ----------------

         Special meetings of stockholders for any purpose or purposes, unless otherwise provided by law or by the Certificate of Incorporation, may be called at any time (i) by the Chairman of the Board or (ii) by the Secretary directed upon by the vote of a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. Stockholders of the Corporation shall not be entitled to call special meetings of stockholders.


Section 6:        Notice of Special Meetings.
                  --------------------------

         Unless otherwise required by law, written notice of a special meeting of stockholders, stating the date, time, place and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 7:        Business at Special Meetings.
                  ----------------------------

         Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


--------
* This Section was amended and restated in its entirety on December 7, 2001.

Section 8:        Quorum.
                  ------

         The holders of record of capital stock representing no less than a majority of the total number of shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy or power of attorney, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. At any meeting of the stockholders, whether annual or special, or any adjournment thereof, including any such meeting at which a quorum shall not be present or represented, the majority of the stockholders entitled to vote thereat, present in person or represented by proxy or power of attorney, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9:        Voting.
                  ------

         (a) Except as otherwise may be provided by the Certificate of Incorporation or by these By-Laws, at every meeting of the stockholders, each stockholder shall be entitled to one (1) vote for each share of stock which is registered in his or her name on the record date for the meeting.

         (b) When a quorum is present at any meeting, the vote of a majority of the voting power of stock, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of these By-Laws or of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

         (c) A holder of Common Stock shall have one (1) vote per share for each such share of stock registered to such holder at the time of the closing of the transfer books of the Corporation or on the date fixed as the record date for any meeting, unless otherwise provided by these By-Laws. In case the transfer books of the Corporation shall not have been closed and no date shall have been fixed as a record date for the determination of the stockholders entitled to vote, those persons of record as of the close of business on the day next preceding the date on which notice is given, and not others, shall be entitled to vote at said meeting, provided that any applicable provisions of law respecting publication of such record date be observed.

Section 10:       Proxies.
                  -------

         Unless otherwise provided in the Certificate of Incorporation, each stockholder having the right to vote shall, at every meeting of the stockholders, be entitled to vote in person or by proxy appointed by instrument in writing subscribed to by such stockholder or by his duly authorized attorney, but no proxy shall be voted on or acted upon after three (3) years from its date.

Section 11:       Action by Written Consent.
                  -------------------------

         Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken without a meeting, may be taken without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

Section 1:        Number and Term.
                  ---------------

         The number of directors which will constitute the whole Board shall be not less than three (3), the exact number to be determined by a resolution of the Board of Directors. At the annual election of directors to be held at the annual meeting of stockholders in Fiscal Year 1987, the directors shall be divided into three (3) classes, as nearly equal as possible, known as Class I, Class II, and Class III. The initial directors of Class I shall serve until the end of the annual meeting of stockholders held in February 1988, at which time the directors of Class I shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class II shall serve until the end of the annual meeting of stockholders held in February 1989, at which time the directors of Class II shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class III shall serve until the end of the annual meeting of stockholders held in February 1990, at which time the directors of Class III shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2:        Removal; Vacancies.
                  ------------------

         (a) The holders of the Common Stock shall be entitled to vote on the removal, with or without cause, of any director.

         (b) Any vacancy in the office of a director either (i) may be filled by the vote of the holders of Common Stock or (ii) if applicable law permits, any such vacancy may be filled by the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected by the stockholders or the Board of Directors to fill a vacancy shall serve until the end of the full unexpired term of the vacating director and until his or her successor has been elected and has been qualified. If permitted by applicable law, the Board of Directors may increase the number of directors, and any vacancy so created may be filled by the Board of Directors by a majority vote of all directors then in office.

Section 3:        Powers.
                  ------

         The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4:        Place of Meetings; Telephone Meetings.
                  -------------------------------------

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Any director may participate in any meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to the provision of this Section 4 shall constitute presence in person at such meeting.

Section 5:        First Meeting.
                  -------------

         The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the Board of Directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 6:        Regular Meetings.
                  ----------------

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7:        Special Meetings.
                  ----------------

         Special meetings of the Board may be called by the Chairman of the Board by one day's notice to each director, either personally or by mail or by telegram or by telephone. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of 40% of the directors.

Section 8:        Quorum.
                  ------

         At all meetings of the Board, a majority of the directors then constituting the total number of the Board, but not less than two (2) directors, except when a board of one director is authorized and acting, then one (1) director shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9:        Action by Written Consent.
                  -------------------------

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 10:       Committees.
                  ----------

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, or any successor provision thereto, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into or the exchange of such shares for shares of any other class or classes, or any other series of the same or any other class of classes of stock of the Corporation), adopting the agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or any successor provision thereto. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Notwithstanding anything else to the contrary contained herein, all functions of the Board of Directors of the Corporation with respect to the executive officers of the Corporation, including, without limitation, the authority to engage and discharge such executive officers and the responsibility of supervising such executives in the discharge of their duties, are hereby delegated to Henry D. Sahakian, or the current Chairman of the Board.

Section 11:       Minutes of Committees.
                  ---------------------

         Each committee may keep regular minutes of its meetings and report the same to the Board of Directors.

Section 12:       Compensation.
                  ------------

         Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13:       Conflict of Interest.
                  --------------------

         No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or directors or officer or officers are present at or participate in the meeting of the Board of Directors or a committee thereof which authorized or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his or their relationships or interests and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or their relationships or interests as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 14:       Nominations.*
                  -----------

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for election of directors. Nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation at least forty-five (45) days prior to the date on which the Corporation first mailed its proxy materials for the immediately preceding year's annual meeting of stockholders, or, if the Corporation did not have an annual meeting of stockholders in such year, at least one hundred twenty (120) days prior to the date of the annual meeting. Such notification shall contain the following information to the extent known to the notifying stockholder(s):
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Corporation that will be voted for each proposed nominee by the notifying stockholder(s); (d) the name and residence address of the notifying stockholder(s); and (e) the number of shares of common stock owned by the notifying stockholder(s). Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and votes cast for such nominee shall not be counted.

                                   ARTICLE IV

                                     Notices

Section 1:        Notice.
                  ------

         Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

Section 2:        Notice by Electronic Transmission.**
                  ---------------------------------

         Without limiting the provisions of Section 1 hereof, notice to any director or stockholder shall be effective if given by a form of electronic transmission consented to by the

--------

*  This Section was amended and restated in its entirety on December 7, 2001.

** This Section was added in its entirety on December 7, 2001.

director or stockholder to whom the notice is given. Any such consent shall be revocable by the director or stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2 shall be deemed given
(i) if by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the director or stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director or stockholder, as applicable.

Section 3:        Waiver of Notice.***
                  ----------------

         Whenever any notice is required to be given under statute, the Certificate of Incorporation or these By-Laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these By-Laws.

                                    ARTICLE V

                                    Officers

Section 1:        Officers.
                  --------

         The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, an Executive Vice President and Chief Financial Officer, an Executive Vice President and a Secretary. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries. Any number of offices may be held by the same person unless the Certificate of Incorporation otherwise provides.

--------

*** This Section was renumbered, amended and restated in its entirety on December 7, 2001.

Section 2:        Additional Officers.
                  -------------------

         The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3:        Compensation.
                  ------------

         The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 4:        Term of Office; Removal; Vacancies.
                  ----------------------------------

         The officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5:        Duties of Officers.
                  ------------------

         The officers of the Corporation, if and when elected by the Board of Directors of the Corporation, shall have the following duties:

         (a) Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, supervise and control the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He may sign certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, he shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors.

         (b) President. The President shall be the chief operating officer of the Corporation and shall have general management of all operating areas of the business of the Corporation, including convenience store operations and petroleum operations. The President of the Corporation shall carry into effect the orders of the Chairman of the Board. The President may sign deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

         (c) Executive Vice President and Chief Financial Officer. The Executive Vice President and Chief Financial Officer shall be the principal financial officer and chief accounting officer of the Corporation and shall have general and active management of all financial, accounting and administrative areas of the business of the Corporation, including administration, finance, accounting and internal audit and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board. The Executive Vice President and Chief Financial Officer may sign deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         (d) Executive Vice President. The Executive Vice President shall be responsible for the day-to-day management of all operating areas of the business of the Corporation, including convenience store operations and petroleum division operations and such other duties as may be prescribed by the Board of Directors, Chairman of the Board or President.

         (e) Other Vice Presidents. Additional vice presidents appointed by the Board of Directors shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, President or Executive Vice President and Chief Financial Officer may from time to time prescribe.

         (f) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Executive Vice President and Chief Financial Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         (g) Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                                   ARTICLE VI

                              Certificates of Stock

Section 1:        Certificates.
                  ------------

         Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge, to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2:        Signatures.
                  ----------

         Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3:        Lost, Stolen or Destroyed Certificates.
                  --------------------------------------

         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.



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Section 4:        Transfer of Stock.
                  -----------------

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5:        Record Date.
                  -----------

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6:        Registered Stockholders.
                  -----------------------

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII

                               General Provisions

Section 1:        Dividends.
                  ---------

         Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provision of the Certificate of Incorporation.

Section 2:        Reserves.
                  --------

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors form time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.



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Section 3:        Annual Statement.
                  ----------------

         The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholder when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 4:        Checks.
                  ------

         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5:        Fiscal Year.
                  -----------

         The fiscal year of the Corporation shall end on September 30.

Section 6:        Seal.
                  ----

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7:        Contracts.
                  ---------

         The Board of Directors may authorize any officer, agent or employee to enter into any contract, instrument or agreement on behalf of the Corporation, and the authority granted may be general or confined to specific instances. Except as provided in this section or as authorized by the Board of Directors, no officer, agent or employee, other than the Chairman of the Board, the President, any Vice President or the Secretary, shall have any power or authority to bind the Corporation by any contract, instrument or agreement, to pledge its credit, or to render it liable, for any amount.

Section 8:        Voting of Corporation's Securities.
                  ----------------------------------

         Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President, or such other officer as may be designated by the Board of Directors to act in the absence of the Chairman of the Board, the President or any Vice President, shall have full power and authority, on behalf of the Corporation, to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the Chairman of the Board or such other officer of the Corporation, or such proxy, shall possess and may exercise any and all rights and powers


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incident to the ownership of such securities, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Secretary or an Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the Chairman of the Board, or such other officer, and attest the same. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

                                  ARTICLE VIII

                                   Amendments

Section 1:        Procedure.
                  ---------

         These By-Laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By- Laws be contained in the notice of such special meeting. No change of the time or place of the meeting for election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.



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